                      NABISCO, INC. CAPITAL INVESTMENT PLAN
                  (Restated Effective as of December 31, 2000)

                                  NABISCO, INC.
                             CAPITAL INVESTMENT PLAN
                                      INDEX

Article                                                                     Page
-------                                                                     ----

I.    DEFINITIONS......................................................       1

      1.01  Account....................................................       2
      1.02  Administrative Committee...................................       2
      1.03  Affiliated Company.........................................       2
      1.04  Affiliated Plan............................................       2
      1.05  Automatic Enrollment Date..................................       2
      1.06  Basic Contributions........................................       2
      1.07  Basic Contribution Account.................................       2
      1.08  Beneficiary................................................       3
      1.09  Board of Directors.........................................       3
      1.10  Break in Service...........................................       3
      1.11  Code.......................................................       3
      1.12  Committee..................................................       4
      1.13  Company....................................................       4
      1.14  Company Contribution Account...............................       4
      1.15  Compensation...............................................       4
      1.16  Disability.................................................       4
      1.17  Effective Date.............................................       4
      1.18  Eligible Employee..........................................       4
      1.19  Employee...................................................       5
      1.20  Entry Dates................................................       5
      1.21  ERISA......................................................       5
      1.22  Investment Fund............................................       5
      1.23  Job Elimination............................................       5
      1.24  Participant................................................       6

                                  NABISCO, INC.
                             CAPITAL INVESTMENT PLAN
                                      INDEX

Article                                                                     Page
-------                                                                     ----

      1.25  Participant Company........................................       6
      1.26  Plan.......................................................       6
      1.27  Plan Year..................................................       6
      1.28  Prior Plan.................................................       6
      1.29  Retirement.................................................       6
      1.30  RJR Plan...................................................       6
      1.31  Rollover Contributions.....................................       6
      1.32  Rollover Contribution Account..............................       6
      1.33  Service....................................................       7
      1.34  Severance Date.............................................       7
      1.35  Supplemental After-Tax Contributions.......................       8
      1.36  Supplemental After-Tax Contribution Account................       8
      1.37  Supplemental Pre-Tax Contribution .........................       8
      1.38  Supplemental After-Tax Contribution Account................       8
      1.39  Surviving Spouse...........................................       8
      1.40  Termination of Employment..................................       9
      1.41  Trustee....................................................       9
      1.42  Trust Fund.................................................       9
      1.43  Valuation Date.............................................       9


II.   PARTICIPATION....................................................      10

      2.01  Eligibility................................................      10
      2.02  Participation..............................................      10
      2.03  Participant Status.........................................      11

III.  CONTRIBUTIONS....................................................      12

      3.01  Participant Basic Contributions............................      12
      3.02  Supplemental Pre-Tax Contributions.........................      12
      3.03  Supplemental After-Tax Contributions.......................      12
      3.04  Company Contributions......................................      12
      3.05  Change in Participant Contributions........................      14


                                 NABISCO, INC.
                            CAPITAL INVESTMENT PLAN

                                     INDEX
                                    (cont'd)

Article                                                                     Page
-------                                                                     ----

      3.06  Suspension of Participant Contributions....................      14
      3.07  Restrictions on Pre-Tax Contributions......................      14
      3.08  Restrictions on Pre-Tax Contributions......................      16
      3.09  Qualified Military Service.................................      16

IV.   TRUST FUND AND INVESTMENT FUNDS..................................      18

      4.01  The Trust Agreement........................................      18
      4.02  The Trustee................................................      18
      4.03  Separate Funds.............................................      18
      4.04  Investment Funds...........................................      18
      4.05  Temporary Investment.......................................      18
      4.06  Investment of Contributions................................      18
      4.07  Voting by Participants.....................................      19
      4.08  Investment Managers........................................      20
      4.09  Participant Responsibility For Selection of Funds..........      20

V.    ACCOUNT STATEMENTS AND VALUATION.................................      21

      5.01  Valuation of Accounts......................................      21
      5.02  Valuation Upon Withdrawal or Distribution..................      21
      5.03  Statement of Accounts......................................      21

VI.   VESTING AND FORFEITURES..........................................      22

      6.01  Vesting of Participant's Contributions.....................      22
      6.02  Vesting of Company Contributions...........................      22
      6.03  Forfeiture on Termination of Employment....................      23
      6.04  Disposition of Forfeitures.................................      23
      6.05  Restoration of Forfeitures.................................      23

VII.  DISTRIBUTIONS....................................................      24

      7.01  Distribution of Benefits...................................      24
      7.02  Installment Option.........................................      26
      7.03  Proof of Death and Right of Beneficiary....................      26
      7.04  Completion of Appropriate Forms and Procedures.............      26
      7.05  Investment Pending Distribution............................      26
      7.06  Direct Rollovers...........................................      26


                                 NABISCO, INC.
                            CAPITAL INVESTMENT PLAN

                                     INDEX
                                    (cont'd)

Article                                                                     Page
-------                                                                     ----


VIII. WITHDRAWAL PRIOR TO TERMINATION OF EMPLOYMENT
      AND SPECIAL PRE-TAX CONTRIBUTION RULES...........................      28

      8.01  Election to Withdraw from Accounts.........................      28
      8.02  Withdrawal of After-Tax and Company Contributions..........      28
      8.03  Rules Applicable to Withdrawals Prior to Termination
            of Employment..............................................      29
      8.04  Hardship Withdrawals.......................................      29
      8.05  Restrictions on Pre-Tax Contribution Distributions.........      30

IX.   LOANS ...........................................................      31

      9.01  Loan Provisions............................................      31

X.    ADMINISTRATION OF THE PLAN.......................................      33

      10.01 Nabisco Employee Benefits Committee........................      33
      10.02 Administrative Committee...................................      33
      10.03 Authority and Duties of Various Fiduciaries................      34
      10.04 Named Fiduciaries..........................................      36
      10.05 Delegation.................................................      36
      10.06 Multiple Capacities........................................      36

XI.   AMENDMENTS, TERMINATION, PERMANENT
      DISCONTINUANCE OF CONTRIBUTIONS,
      MERGER OR CONSOLIDATION..........................................      37

      11.01 Amendments.................................................      37
      11.02 Termination or Permanent Discontinuance of Contributions...      37
      11.03 Partial Termination........................................      37
      11.04 Benefits in Case of Merger or Consolidation................      37


                                 NABISCO, INC.
                            CAPITAL INVESTMENT PLAN

                                     INDEX
                                    (cont'd)

Article                                                                     Page
-------                                                                     ----
XII. MISCELLANEOUS.....................................................      39

      12.01 Benefits Payable from Trust Fund...........................      39
      12.02 Elections..................................................      39
      12.03 No Right to Continued Employment...........................      39
      12.04 Inalienability of Benefits and Interests...................      39
      12.05 Qualified Domestic Relations Orders........................      39
      12.06 Payments for Exclusive Benefit of Participants.............      39
      12.07 New Jersey Law to Govern...................................      40
      12.08 No Guarantee...............................................      40
      12.09 Address of Record..........................................      40
      12.10 Unlocated Spouse...........................................      40
      12.11 Agent for Process..........................................      40
      12.12 Payments in the Event of Incompetency......................      40
      12.13 Transfer of Accounts to This Plan..........................      40
      12.14 Transfer of Accounts From This Plan to an Affiliated Plan..      43
      12.15 Direct or Indirect Transfer................................      43
      12.16 Payment of Expenses........................................      43
      12.17 Transfer of Accounts to the R. J. Reynolds Tobacco
            Company Capital Investment Plan............................      44
      12.18 Headings...................................................      44

XIII. CLAIM PROCEDURE..................................................      45

      13.01 Initial Determination......................................      45
      13.02 Review.....................................................      45

XIV.  LIMITATION ON BENEFITS...........................................      47

      14.01 Code Section 415 Limits....................................      47
      14.02 Code Section 416 Limits....................................      50

                                 NABISCO, INC.
                            CAPITAL INVESTMENT PLAN

                                     INDEX
                                    (cont'd)

Article                                                                     Page
-------                                                                     ----
XV.   SPECIAL PROVISIONS PERTAINING TO TRANSFERS
      FROM RJR NABISCO CAPITAL INVESTMENT PLAN.........................      55


SCHEDULE

Schedule A-- Compensation..............................................      57

                      NABISCO, INC. CAPITAL INVESTMENT PLAN

                                  INTRODUCTION

                  WHEREAS, prior to June 14, 1999, RJR Nabisco, Inc. ("RJR") maintained the RJR Nabisco Capital Investment Plan (the "RJR Plan") for the benefit of its eligible employees, including those employed by Nabisco, Inc. (the "Company") and its affiliates ("Eligible Nabisco Employees"); and

                  WHEREAS, on June 14, 1999, RJR was spun-off from its parent company, RJR Nabisco Holdings Corp. through a distribution to its shareholders of all of the outstanding shares of the common stock of RJR, and, as a result of such spin-off, RJR is no longer related to Nabisco, Inc. and its affiliates; and

                  WHEREAS, in connection with such spin-off, effective June 14, 1999, the RJR Plan is maintained by R. J. Reynolds Tobacco Company for the benefit of its eligible employees and the eligible employees of its affiliates; and

                  WHEREAS, in light of the foregoing, effective June 14, 1999, the Eligible Nabisco Employees are no longer eligible to participate in the RJR Plan; and

                  WHEREAS, effective as of June 14, 1999, the Company desires to establish the Nabisco, Inc. Capital Investment Plan (the "Plan"), a profit sharing plan containing Section 401(k) cash or deferred features for the benefit of the Eligible Nabisco Employees and newly eligible employees of the Company and its affiliates; and

                  WHEREAS, effective June 14, 1999, the account balances held under the RJR Plan attributable to the Eligible Nabisco Employees and forfeitures attributable to individuals who terminated employment prior to June 14, 1999 but would have been employees of the Company or its affiliates on June 14, 1999 but for such termination of employment are being transferred to the Plan; and

                  WHEREAS, as a result of the acquisition of the common stock of Nabisco Holdings Corp. by Philip Morris Companies Inc. and the subsequent merger of Nabisco, Inc. into Kraft Foods North America, Inc., the Plan is hereby restated and amended effective as of December 31, 2000.

                                    ARTICLE I

                                   DEFINITIONS

1.01 Accounts, unless otherwise indicated, means a Participant's Basic, Supplemental Pre-Tax, Supplemental After-Tax, and Company Contribution Accounts and any subaccounts thereunder. Some Participants may also have Rollover Contribution Accounts and After-Tax Basic Contribution Accounts.

1.02 Administrative Committee means the Administrative Committee(s) that is appointed by the Committee to handle the day-to-day administration of the Plan. (See Section 10.02).

1.03 Affiliated Company means the Company and any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Company; any trade or business (whether or not incorporated) which is under control (as defined in Section 414(c) of the Code) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code. For purposes of Article XIV, the definition of Affiliated Company shall be modified in accordance with Code Section 415(h).

1.04 Affiliated Plan means a defined contribution plan sponsored by an Affiliated Company.

1.05 Automatic Enrollment Date means, for each Eligible Employee, a date determined by the Committee, which date is no earlier than three weeks following the date the Eligible Employee first becomes eligible to participate in the Plan in accordance with Section 2.01(b).

1.06 Basic Contributions means the contributions of a Participant which are credited to his Basic Contribution Account in accordance with Section 3.01.

1.07 Basic Contribution Account means that portion of the Trust Fund which, with respect to any Participant, is attributable to his Basic Contributions and any investment earnings or losses thereon, and excluding amounts, if any, distributed to the Participant in accordance with Section 3.07(c). An After-Tax Basic Contribution Account includes that portion of the Trust Fund which, with respect to any Participant, is attributable to any After-Tax Basic Contributions which were transferred to this Plan pursuant to ARTICLE XV, and any investment earnings or losses thereon.

1.08 Beneficiary means the beneficiary designated by the Participant under the Company's group term life insurance plan, unless the Participant has designated any other person or persons (who may be designated contingently or successively and which may be an entity other than a natural person) on a form supplied by the Administrative Committee to receive benefits payable in the event of the death of the Participant; provided, however that if the Participant is married at the date of his death, the Beneficiary shall be the Participant's Surviving Spouse, and any Beneficiary designation that does not name the Participant's Surviving Spouse as the Beneficiary shall be void unless it has been consented thereto on a form supplied by the Administrative Committee in writing by the Participant's Surviving Spouse and such consent (i) designated the alternative Beneficiary and/or form of benefit which may not be changed without spousal consent, (ii) acknowledges the effect of such election, and (iii) is witnessed by a notary public. The Participant may, however, revoke his alternate Beneficiary at any time, thereby reinstating his Surviving Spouse as sole Beneficiary. In the event of the Participant's death without an effective Beneficiary designation, any Plan benefits payable shall be paid in equal parts to the Participant's surviving children or, if the Participant has no surviving children, to the Participant's surviving parents or, if the Participant has no surviving parents, to the Participant's surviving siblings or, if the Participant has no surviving siblings, to the Participant's estate. Section 9.01 (a) should be referred to in the event of the death of a Participant with an outstanding loan balance,
         Section 12.05 should be referred to in the event of a Qualified Domestic Relations Order and Section 12.12 should be referred to for payment in the event of incompetency of a Beneficiary.

1.09 Board of Directors means, prior to August 2001, the Board of Directors of Nabisco, Inc. and after July 2001, the Board of Directors of Kraft Foods North America, Inc., and any committee authorized by such Board to act in its behalf with reference to the Plan.

1.10 Break in Service means any twelve-consecutive-month period beginning on a Severance Date during which an Employee does not complete an Hour of Service.

1.11 Code means the Internal Revenue Code of 1986 as amended from time to time. Reference to any Section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such Section or subsection.

1.12 Committee means the Nabisco Employee Benefits Committee which shall act as the Plan Administrator for the Plan. The Committee shall have the duties and powers described in Article X.

1.13 Company means, prior to August 2001, Nabisco, Inc. Subsequent to July 2001, Company means the Nabisco Biscuit & Snacks Group of Kraft Foods North America, Inc. With respect to any corporate act after July 2001, Company means Kraft Foods North America, Inc.

1.14 Company Contribution Account means that portion of the Trust Fund which, with respect to any Participant, is attributable to any contributions made on his behalf by the Company, and any investment earnings and gains or losses thereon.

1.15 Compensation means, with respect to any Plan Year, the basic compensation and such other forms of compensation paid for employment as are listed in Schedule A hereto for the calendar year beginning in such Plan Year. Compensation in excess of the limit described in
         Section 401(a)(17) of the Code (subject to cost of living adjustments) shall not count for purposes of this Plan.

1.16 Disability means being disabled as determined by the Federal Social Security Administration and receiving the Social Security Award.

1.17     Effective Date of this Plan means June 14, 1999.

1.18 Eligible Employee means any person employed by a Participating Company in an "eligible category", who is paid from a United States dollar payroll maintained in the United States; provided, that except as the Board of Directors or the Committee, pursuant to authority delegated to it by the Board of Directors, may otherwise provide on a basis uniformly applicable to all persons similarly situated, no person shall be an "Eligible Employee" for purposes of the Plan:

         (a)      who is excepted by the Committee,

         (b) whose terms and conditions of employment are determined by a collective bargaining agreement with the Company or a Participating Company which does not make this Plan applicable to him, provided that employee retirement benefits were negotiated thereunder, or

         (c) who is a "leased employee" as defined in Section 414(n) of the Code and who is required by such Section to be considered an employee of the Company or an Affiliated Company. Notwithstanding the foregoing, if a

                  "leased employee" is reclassified as an Employee, years of service as a "leased employee" of the Company or an Affiliated Company shall be considered in computing Service for vesting.

                  Notwithstanding any provision of the Plan to the contrary, Eligible Employee shall not include any person who becomes an Employee pursuant to the Asset Purchase Agreement entered into on November 19, 1999 among Favorite Brands International Holding Corp., Favorite Brands International, Inc., Sather Trucking Corporation, Trolli, Inc., Nabisco, Inc., Nabisco Brands Company, and Nabisco Technology Company and who works at a facility in the following locations.

Favorite Brands International, Inc., and Trolli, Inc. Locations

1.  Bannockburn, Illinois          8.  Pittston, Pennsylvania

2.  Chicago, Illinois              9.  Round Lake, Minnesota

3.  DesPlaines, Nevada             10. New Orleans, Louisiana

4.  Henderson, Nevada              11. Oklahoma City, Oklahoma

5.  Kendallville, Indiana          12. San Bernadino, California

6.  Ligonier, Indiana              13. Creston, Iowa

7.  Chattanooga, Tennessee         14. Plantation, Florida

The exclusion from participation of those Employees covered by the Asset Purchase Agreement shall not apply beginning as of the date the Nabisco Retirement Savings Plan and the Nabisco Retirement Plan are merged with the Plan.

1.19 Employee means any person employed by (or, after July 2001, working at) the Company or an Affiliated Company.

1.20     Entry Dates are any business day.

1.21 ERISA means the Employee Retirement Income Security Act of 1974, and as is amended from time to time.

1.22 Investment Fund or Funds means the separate funds in which Participant and Company Contributions to the Plan are invested in accordance with
         Article IV.

1.23 Job Elimination means the elimination of an existing position at the sole discretion of the Company when, because of changing needs or circumstances, (i) the job is no longer performed, or (ii) the job is still performed, but fewer employees are needed to perform it.

1.24     Participant means any person participating in the Plan as provided in
         Article II. Except for purposes of Sections 2.01, 2.02 and 6.02 (ii) and Article 3, an Eligible Employee who has made a rollover or transfer to the Plan which meets the requirements of Section 12.13 or 12.15 and for whom a Rollover Contribution Account is maintained shall be treated as a Participant and such Eligible Employee shall become a Participant for all purposes after meeting the requirements of Sections 2.01 and
         2.02. In addition, in any Plan Year in which the Plan is top-heavy (as defined in Section 14.02) and for purposes of Section 14.02(f), "participant" shall include an Eligible Employee not otherwise described in the preceding two sentences who shall, pursuant to Treasury Regulation Section 1.416-1, Q&A M-10, receive the contribution described in Section 14.02(f), and such Eligible Employee shall become a Participant for all purposes after meeting the requirements of Sections 2.01 and 2.02.

1.25 Participating Company means the Company and any United States subsidiary of the Company which is approved by the Committee to participate in the Plan. The term shall not include any foreign corporations, or units thereof.

1.26     Plan means the Nabisco, Inc. Capital Investment Plan.

1.27 Plan Year means the period from each December 31 through the next December 30. The Limitation Year shall be the calendar year.

1.28 Prior Plan means any U.S. qualified plan (or an individual retirement account, annuity or bond in which a qualified plan distribution was separately invested pursuant to Code Sections 408(d)(3)(A)(ii) and
         (D)(i)).

1.29 Retirement means the normal retirement of a Participant who has attained age 65, or the early retirement of a Participant who has attained age 55 and who has completed 10 years of service.

1.30     RJR Plan means the RJR Nabisco Capital Investment Plan.

1.31 Rollover Contributions means the amount contributed to the Plan as a rollover contribution from a Prior Plan, in accordance with Section 12.13(b).

1.32 Rollover Contribution Account means that portion of the Trust Fund which, with respect to any Eligible Employee, is attributable to his Rollover Contributions, and any investment earnings or losses thereon.

1.33 Service means all periods during which an Employee is employed by (or, after July 2001, working at) the Company, a Participating Company or any Affiliated Company commencing with the first day of employment or the first day of reemployment and ending with his Severance Date which next follows the first day of employment or the first day of reemployment, as the case may be. The first day of employment or the first day of reemployment shall be deemed to be the first day in which the Employee performs an "Hour of Service" (as defined in Department of Labor Reg. Section 2530.200b-2) as an Employee. Periods of Service commencing on the first day of employment and ending on the first Severance Date and commencing on each reemployment date and ending on the Severance Date which next follows shall be aggregated on a day by day basis and 365 days of aggregate Service shall constitute one year of Service. Service shall include any period of authorized part-time employment, periods of authorized leave of absence up to a maximum of one year, periods of absence due to service in the Armed Forces of the United States as required pursuant to Section 414(u) of the Code, periods of absence due to unpaid leave taken pursuant to the Family and Medical Leave Act of 1993 or similar state laws (to the extent required by such laws, but only to the extent such leave is not otherwise credited under this Section 1.33), and periods of absence due to illness or disability up to a maximum of 12-consecutive months. Service shall also include all service credited to an Eligible Employee under the RJR Plan prior to June 14, 1999. If an individual who is a participant in the RJR Plan on or after June 14, 1999 becomes an Eligible Employee on or before June 14, 2000, Service shall also include the service credited to such Eligible Employee under the RJR Plan in respect of the period commencing on June 14, 1999 and ending on June 14, 2000.

         Notwithstanding the preceding paragraph and unless otherwise determined by the Committee, Service with an Affiliated Company that was not a member of the Nabisco Controlled Group as of December 10, 2000 shall only be taken into account subsequent to the time that such corporation became an Affiliated Company. Nabisco Controlled Group means Nabisco, Inc. and any other corporation that was a member of the controlled group of corporations (as defined in Section 1563(a) of the Code) that included Nabisco, Inc. as of December 10, 2000.

1.34     Severance Date means the following:

         (a) the date on which an Employee quits, retires, is discharged, dies or terminates employment following a period of salary and benefit continuation; or

         (b) the first anniversary of the first date of a period in which an Employee remains absent from Service (with or without pay) with the Company or an Affiliated Company for any reason other than quit, retirement, discharge, or death; provided, however, the absence from Service of an Employee receiving benefits under one or more long-term disability plans of the Company or an Affiliated Company is not a severance until the earlier of normal retirement age, the cessation of such disability payments or two consecutive years on long-term disability; provided further that if such an Employee in active employment after his normal retirement age becomes disabled, his Severance Date is the date such long-term disability plan benefits commence or would commence.

                  In the case of an Employee who is absent from work by virtue of (i) the Employee's pregnancy, (ii) birth of the Employee's child, (iii) placement of a child with the Employee by adoption, or (iv) caring for any such child for a period of up to a year immediately following such birth or placement, the Severance Date is the second anniversary of the first day of absence from Service provided that the period between the first and second anniversary of such first day of absence is neither counted as Service nor a Break in Service.

1.35 Supplemental After-Tax Contributions means the contributions which a Participant elects to make to the Plan in accordance with Section 3.03.

1.36 Supplemental After-Tax Contribution Account means that portion of the Trust Fund which, with respect to any Participant, is attributable to his own Supplemental After-Tax Contributions and any investment earnings or losses thereon and any subaccounts as may be necessary to reflect the provisions of Section 3.07.

1.37 Supplemental Pre-Tax Contributions means the contributions which a Participant elects to have the Company make directly to the Plan on behalf of the Participant in accordance with Section 3.02.

1.38 Supplemental Pre-Tax Contribution Account means that portion of the Trust Fund which, with respect to any Participant, is attributable to his own Supplemental Pre-Tax Contributions and any investment earnings or losses thereon.

1.39 Surviving Spouse means the person to whom the Participant is married, under applicable state law, at the time of the Participant's death and to whom the benefits under the Plan shall be payable in the event of the Participant's death unless a valid Beneficiary designation and consent thereto by the Participant's spouse has been made and received by the Committee, or unless such benefits are subject to a qualified domestic relations order as defined in Section 414(p) of the Code.

1.40 Termination of Employment means separation from the employment of the Company or an Affiliated Company for any reason, including, but not limited to, Retirement, death, Disability, resignation or dismissal; provided, however, that transfer in employment between the Company and an Affiliated Company shall not be deemed to be a "Termination of Employment" and provided further, that if an Employee is rehired by the Company or an Affiliated Company within 30 days of his or her separation from the employment of the Company or an Affiliated Company, such separation shall not be considered to be a "Termination of Employment."

1.41 Trustee means a trustee or trustees at any time acting as such under a trust agreement or agreements established for purposes of this Plan.

1.42 Trust Fund means the cash and other properties arising from (i) contributions made by Participants and by the Participating Companies in accordance with the provisions of this Plan, (ii) funds transferred from the RJR Plan or Affiliated Plans, and (iii) any investment earnings and gains or losses thereon. The Trust Fund is held and administered by the Trustee pursuant to Article IV.

1.43 Valuation Date means each business day and any other date the Committee deems desirable or necessary to value the Trust Fund in accordance with
         Article V.

When used herein, the masculine shall include the feminine, and the singular shall include the plural, unless the context clearly indicates a different meaning.

                                   ARTICLE II

                                  PARTICIPATION

2.01     Eligibility.

         (a) An Eligible Employee who was eligible to participate in the RJR Plan immediately prior to the Effective Date shall be eligible to participate in the Plan on the Effective Date.

         (b) Any Employee shall be eligible to become a Participant in the Plan as of the first Entry Date coincident with or next following the date he becomes an Eligible Employee.

         (c) All Eligible Employees of a Participating Company who participate in this Plan shall participate under the terms and conditions herein stated.

         (d) An Employee who was a participant in the Nabisco Retirement Savings Plan or the Nabisco Retirement Plan on the date that such plan merged with the Plan shall become a Participant as of the Entry Date coinciding with or next following the merger date. All service under any such plan shall be taken into account for determining participation under the Plan.

2.02     Participation.

         (a) An Eligible Employee may become a Participant on any Entry Date by making application in a manner prescribed by the Committee in which he:

                  (i) designates the percentage of Compensation to be contributed as Basic Contributions in accordance with
                           Section 3.01;

                  (ii) designates the percentage of Compensation, if any, to be contributed as Supplemental Pre-Tax and/or Supplemental After-Tax Contributions in accordance with Sections 3.02 and 3.03;

                  (iii)    authorizes applicable payroll deductions; and

                  (iv)     chooses one or more Investment Fund(s).

         (b) If the Eligible Employee does not make the application contemplated in Section 2.02(a) prior to his Automatic Enrollment Date, such Eligible

                  Employee shall become a Participant effective as of his Automatic Enrollment Date and shall be deemed to have (i) authorized payroll deductions for Basic Contributions in accordance with Section 3.01, equal to 3% of his Compensation and (ii) elected to invest such contributions in the Fidelity Asset Manager: Income. Notwithstanding the foregoing, the Eligible Employee may at any time elect a different contribution percentage (including 0%) in accordance with
                  Section 3.05 and/or different Investment Funds in accordance with Section 4.06.

2.03 Participant Status. An Employee who has become a Participant shall remain a Participant so long as he remains in the service of the Company or an Affiliated Company, and shall cease to be a Participant upon his Termination of Employment, except that he shall remain a Participant so long as he has an Account balance. Active participation, however, including contributions to the Plan by or for a Participant, shall automatically be suspended effective as of the Participant's Severance Date. Participation in the Plan shall cease as of the date Accounts are transferred to an Affiliated Plan pursuant to Section 12.14.

                                   ARTICLE III

                                  CONTRIBUTIONS

3.01 Participant Basic Contributions. Subject to the provisions of Section 3.07, each Participant may elect that the Participating Company contribute from 1% to 6% of his Compensation to the Plan (in 1% increments) as Pre-Tax Contributions in lieu of an equal amount being paid to him as current cash Compensation. Basic Contributions are matched with Company Contributions in accordance with Section 3.04. Basic Contributions are made through payroll deductions and are credited to Participants' Accounts as soon as reasonably possible following the date of payment of the Compensation from which the contribution is taken.

3.02     Supplemental Pre-Tax Contributions. Subject to the provisions of
         Section 3.07, a Participant who has authorized the maximum Basic Contribution rate of 6% may also make additional pre-tax contributions to the Plan by authorizing Supplemental Pre-Tax Contributions of 1% to 10% of his Compensation (in 1% increments) in lieu of an equal amount being paid to him as current cash Compensation. Supplemental Pre-Tax Contributions are made through payroll deductions and are credited to Participants' Accounts as soon as reasonably possible following the date of payment of the Compensation from which the contribution is taken.

3.03 Supplemental After-Tax Contributions. A Participant may make contributions to the Plan on an after-tax basis, either in lieu of or in combination with Pre-Tax Contributions by authorizing Supplemental After-Tax Contributions of 1% to 16% of his Compensation (in 1% increments); provided that the combined percentage of Compensation for Basic and Supplemental Contributions is a minimum of 1% and a maximum of 16%. (After-Tax Contributions are referred to as "supplemental" even though a Participant may elect to make them prior to authorizing any or the full amount of Pre-Tax Basic Contributions). Supplemental After-Tax Contributions are made through payroll deductions and are credited to Participants' Accounts as soon as reasonably possible following the date of payment of the Compensation from which the contribution is taken.

3.04     Company Contributions.

         (a) All Company Contributions shall be made subject to the terms and conditions of this Section 3.04. Prior to August 2001, Company Contributions are made by Nabisco, Inc. After July 2001, Company Contributions are made with respect to the Nabisco Biscuit & Snacks Group of Kraft Foods North America, Inc.

         (b) For each Plan Year, the Participating Companies shall contribute an amount which, together with any forfeitures under Article VI, shall produce an allocation to each Participant's Company Contribution Account equal to 50% of such Participant's Basic Contributions for such Plan Year.

         (c) Each Participating Company's share of Company Contributions for any Plan Year shall be that proportion of the amount of Company Contributions for that year which the Basic Contributions withheld by that Participating Company bears to the total Basic Contributions withheld by all Participating Companies for the Plan Year.

         (d) In any Plan Year in which the Plan is top-heavy (as defined in Section 14.02) the Participating Companies shall make additional Company Contributions to the extent necessary to comply with the minimum top-heavy contribution requirement as set forth in Section 14.02(f).

         (e) Each Company Contribution to the Plan is conditioned on its deductibility.

                  In the event that the Commissioner of Internal Revenue, determines that the Plan does not qualify for tax-exempt status under Section 401 of the Code and issues an adverse determination with respect to its initial qualification, the Company Contributions made on or after the date on which such determination is applicable shall be returned to the Company without interest within one year after such determination, but only if the application for determination is made by the time prescribed by law for filing the Company's return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

                  In the event that a Company Contribution to the Plan is made by a mistake of fact or all or part of the Company's deductions under Section 404 of the Code for contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions attributable to such mistake of fact or to which such disallowance applies shall be returned to the Company without interest. Any such return shall be made within one year after the making of such contribution by mistake of fact or disallowance of deductions, as the case may be.

3.05 Change in Participant Contributions. Subject to the provisions of this Article, a Participant may elect to change the percentage of his authorized payroll deduction by giving notice to the Committee in such manner as the Committee may prescribe. Such changed percentage shall become effective beginning with the first payroll period commencing after processing such notice. If the Committee makes a mistake-of-fact with regard to any contribution, it shall, depending on the mistake-of-fact, either (i) cause said contribution to be returned to the Participant without restriction or (ii) accept additional contributions for the affected period.

3.06     Suspension of Participant Contributions.

         (a) A Participant may elect to suspend his Basic, Supplemental Pre-Tax or Supplemental After-Tax Contributions by notifying the Committee in advance in the manner prescribed by the Committee. The suspension shall become effective on the first day of the first payroll period commencing on or after processing such request. No Company Contributions shall be made on behalf of a Participant during a period of suspension of Basic Contributions.

         (b) A Participant who has suspended his Basic, Supplemental Pre-Tax or Supplemental After-Tax Contributions may elect to apply to the Committee to resume his contributions in the manner prescribed by the Committee. The resumption shall become effective as of the first payroll period commencing on or after processing his request.

         (c) No contributions may be made by a Participant for any period of unpaid absence from Service. A Participant who has ceased to make contributions under the Plan in accordance with this subsection (c) shall again be eligible to resume making contributions on the date he returns to Service as an Eligible Employee.

         (d) A Participant who has ceased to make contributions under the Plan because he has ceased to be an Eligible Employee but, nevertheless, continues to be an Employee shall again be eligible to resume making contributions on the date he again becomes an Eligible Employee and gives notice to the Committee in the prescribed manner.

3.07     Restrictions on Pre-Tax Contributions.

         (a) In no event may the sum of the Basic and Supplemental Pre-Tax Contributions made by the Company on behalf of any Participant exceed

                  $10,000 (as adjusted in accordance with Code Section 402(g)(5)). In the event the dollar limit for pre-tax contributions is reached with respect to a Participant during a calendar year, all additional contributions made on behalf of the Participant for that calendar year will be made on an after-tax basis, including, if necessary, a portion of the contributions that the Participant had designated as Basic Contributions.

         (b) The Committee shall have the right to establish rules with respect to the making of elections of Pre-Tax Contributions, including, without limitation, the right to require that any such election be made at such time prior to its becoming effective as the Committee shall determine and the right to restrict the Participant's right to change such election. Such contributions are intended to be treated for federal income tax purposes as contributions made by the Company under a qualified cash or deferred arrangement (as defined in Section 401(k) of the Code) but shall be treated as if they were contributions by a Participant for the purpose of the Plan except where the Plan expressly indicates otherwise.

         (c) Notwithstanding any other provision of the Plan, Allocable Excess Pre-Tax Contributions and income allocable thereto shall be distributed no later than April 15 to Participants who claim Allocable Excess Pre-Tax Contributions for the preceding calendar year. "Allocable Excess Pre-Tax Contributions" shall mean the amount of Pre-Tax Contributions for a calendar year that the Participant allocates to this Plan that exceed the limits of Code Section 402(g).

         (d) The Participant's claim shall be in writing, shall be submitted to the Committee no later than March 1; shall specify the Participant's Allocable Excess Pre-Tax Contributions for the preceding calendar year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Allocable Excess Pre-Tax Contributions, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 402(h), 408(k) or 403(b) of the Code, exceed the limit imposed on the Participant by Section 402(g) of the Code for the year in which the deferral occurred. A Participant is deemed to notify the Committee of any Allocable Excess Pre-Tax Contributions that arise by taking into account only those amounts deferred pursuant to this Plan and any other Plans of a Participating Company.

         (e) The Allocable Excess Pre-Tax Contributions distributed to a Participant with respect to a calendar year shall be adjusted for income and, if there is a loss allocable to the Excess Pre-Tax Contributions, shall in no event be less than the lesser of the Participant's Pre-Tax Account under the Plan or the Participant's Pre-Tax Contributions for the Plan Year.

3.08 Code Section 401(k) and 401(m) Nondiscrimination Tests. The Plan is subject to the following nondiscrimination tests.

         (a) Definitions. For purposes of this Section, the following additional definitions shall be used for Plan Years beginning after 1996:

                  (i) Highly Compensated Employee means an individual who performs service during the determination year and is an Employee who is a 5-percent owner (as defined in Section 416(i)(1) of the Code) at any time during the Plan Year or the preceding Plan Year, or an Employee who received compensation in excess of $80,000 (adjusted for changes in the cost of living) and is a member of the "Top-Paid Group" for the preceding Plan Year.

                  (ii) "Top-Paid Group" means those Employees who are in the top 20-percent of all Employees based on compensation paid by the Company.

         (b) Average Actual Deferral Percentage Test ("ADP"). For each Plan Year, Participants' Pre-Tax Contributions shall satisfy the requirements described under Section 401(k)(3)(A)(ii) of the Code. The Committee shall have the right to limit Pre-Tax Contributions of Highly Compensated Employees as it deems necessary to satisfy such requirements.

         (c) Average Actual Contribution Percentage Test ("ACP"). For each Plan Year, matching Company Contributions and Participant After-Tax Contributions shall satisfy the requirements under
                  Section 401(m)(2) of the Code. The Committee shall have the right to limit matching Company Contributions and Participant After-Tax Contributions of Highly Compensated Employees as it deems necessary to satisfy such requirements.

3.09 Qualified Military Service. Any Participant who resumes participation in the Plan following a period of qualified military service shall have the right to make-up the contributions described in Section 3.01,
         Section 3.02 and Section 3.03 that were not made on account of qualified military service as provided under Section 414(u) of the Code. The Company will make contributions as described in Section 3.04 in the same manner and in the same amount as if the Participant's contributions were made during qualified military service.

                                   ARTICLE IV

                         TRUST FUND AND INVESTMENT FUNDS

4.01 The Trust Agreement. The Company shall enter into a trust agreement which shall contain such provisions as shall render it impossible for any part of the corpus of the Trust or income therefrom to be at any time used for, or diverted to, purposes other than for the exclusive benefit of Participants. Any or all rights or benefits accruing to any person under the Plan with respect to any Company Contributions deposited under the Trust Agreement shall be subject to all the terms and provisions of the Trust which shall specifically incorporate and be subject to the provisions of the Plan.

4.02 The Trustee. The Trustee shall be a corporate trustee appointed by the Corporate Employee Plans Investment Committee of Philip Morris Companies Inc. (the "Philip Morris Committee"), unless such authority is transferred to the Compensation and Governance Committee of Kraft Foods Inc. (the "Kraft Committee").

4.03 Separate Funds. Subject to Section 4.04, the Trustee shall maintain separate Investment Funds within the Fund as are designated by the Company.

4.04 Investment Funds. The Philip Morris Committee, unless such authority is transferred to the Kraft Committee, shall select the Investment Funds offered under the Plan and reserves the right to eliminate or add Funds from time to time, including Funds that invest in the common stock of an Affiliated Company.

4.05 Temporary Investment. Pending permanent investment of the assets of any Investment Fund, the Trustee may temporarily hold cash or make short-term investments in obligations of the United States Government, commercial paper, an interim investment fund for tax qualified employee benefit plans established by the Trustee unless otherwise provided by applicable law, or other investments of a short-term nature.

4.06     Investment of Contributions.

         (a) Election. All Basic Contributions, Supplemental Pre-Tax Contributions, Supplemental After-Tax Contributions and Company Contributions will be invested at the election of the Participant in multiples of 1% in any one or combination of the Investment Funds under the Plan, subject to any restrictions imposed on investing in any stock fund. A Participant may make or change an election on any day by giving notice to the Committee in the prescribed manner. Any such election or change of election shall be effective as of the first payroll period after it is processed.

         (b) Reallocation of Investments. A Participant may elect on any day to reallocate the investment of his Accounts to any one or combination of the Investment Funds in multiples of 1% by giving notice to the Committee in such manner as the Committee may prescribe. The amounts reallocated will be based upon values as of the Valuation Date applicable to the processing of the request.

4.07     Voting by Participants.

         (a) Voting of Stock Generally. Each Participant shall have the right and shall be afforded the opportunity to instruct the Trustee how to vote that proportionate number of the total number of shares of stock held in any Fund that consists of the common stock of the Company or an Affiliated Company that is the same proportion that the value of his interest bears to the total value of such Fund. Instructions by Participants to the Trustee shall be in such form and pursuant to such regulations as the Committee may prescribe. Any such instructions shall remain in the strict confidence of the Trustee.

         (b) Tender or Exchange Offers. In the event of a tender or exchange offer for any or all shares of Stock, the Committee shall notify each Participant or Beneficiary and utilize its best efforts to timely distribute or cause to be distributed to him such information as will be distributed to other shareholders of such Stock in connection with any such tender or exchange offer. Each Participant or his Beneficiary shall have the right to instruct the Trustee in writing not to tender or exchange shares of Stock credited to his Account under the Trust Fund. Unless the Trustee determines that ERISA requires it to act otherwise, the Trustee shall not tender or exchange any shares of Stock credited to a Participant's Account under the Trust Fund unless specific instructions to tender or exchange such shares have been received. For purposes of this Section 4.07(b), "Stock" shall mean the stock held in any Fund that consists of the common stock of the Company or an Affiliated Company.

4.08 Investment Managers. The Philip Morris Committee may enter into a written agreement with or direct the Trustee to enter into an agreement with one or more investment managers to manage the investments of one or more of the Investment Funds. Such investment managers may include legal reserve life insurance companies which enter into group annuity contracts with the Trustee. The Philip Morris Committee may remove any such investment manager or any successor investment manager, or direct the Trustee to do so, and any such investment manager may resign. In addition, the Philip Morris Committee may, upon removal or resignation of an investment manager, provide for the appointment of a successor investment manager. The Kraft Committee shall exercise the duties described in this Section 4.08 if such authority is transferred to the Kraft Committee from the Philip Morris Committee.

4.09 Participant Responsibility For Selection of Funds. Each Participant is solely responsible for the selection of his Investment Funds. Neither the Trustee, the Committee, any Administrative Committee, the Company nor any of the directors, officers or employees of the Company or any Affiliated Company is required to advise a Participant as to the manner in which his Accounts should be invested. The fact that a security is available to Participants for investment under the Plan shall not be construed as a recommendation for the purchase of that security, nor shall the designation of any Investment Fund impose any liability on the Company, any Affiliated Company, their directors, officers or employees, the Trustee, the Committee, or any Administrative Committee.

                                    ARTICLE V

                        ACCOUNT STATEMENTS AND VALUATION

5.01 Valuation Of Accounts. As of each Valuation Date, the Accounts of each Participant shall be adjusted to reflect any appreciation or depreciation in the fair market value and any income earned by each Investment Fund in which the Participant's Accounts are invested since the prior Valuation Date. Such fair market value shall be the aggregate fair market value of all securities or other property held for each Investment Fund, plus cash and accrued earnings, less accrued expenses and proper charges against each Investment Fund.

         When determining the value of Participant Accounts, any deposits due which have not been deposited in the Trust Fund on behalf of the Participant shall be added to his Accounts. Similarly, adjustments of Accounts for appreciation or depreciation of an Investment Fund shall be deemed to have been made as of the Valuation Date to which the adjustment relates, even though they are actually made as of a later date.

5.02 Valuation Upon Transfer Withdrawal or Distribution. The valuation of Accounts for purposes of an in-service withdrawal, a transfer of Accounts to another Investment Fund, or a cash distribution shall be as described in Section 5.01.

5.03 Statement of Accounts. Each Participant shall be furnished at least annually a statement setting forth the value of his Accounts.

                                   ARTICLE VI

                             VESTING AND FORFEITURES

6.01 Vesting Of Participant's Contributions. Each Participant's Basic Contribution Account, Supplemental Pre-Tax Contribution Account and Supplemental After Tax Contribution Account shall at all times be fully vested.

6.02 Vesting of Company Contributions. A Participant shall become fully vested in his Company Contribution Account upon the earlier of (i) completion of 60 months of Service, (ii) 24 months of employment after his initial Entry Date, or (iii) the occurrence of any one of the following:

         (a)      attainment of age 65,

         (b)      Retirement,

         (c)      Disability,

         (d)      death,

         (e)      termination of employment as a result of Job Elimination,

         (f)      termination of the Plan, or

         (g)      complete discontinuance of Company Contributions.

         With respect to an Employee who becomes a Participant following the merger of the Nabisco Retirement Savings Plan (the "Savings Plan") or the Nabisco Retirement Plan (the "Retirement Plan") with the Plan, the following additional conditions shall apply regarding any amount credited to his Company Contribution Account:

         (a) The vested percentage shall not be less than the vested percentage, determined as of the merger date, of the Employee's (i) matching contributions account and supplemental contribution account under the Savings Plan or (ii) the amount attributable to employer contributions under the Retirement Plan.

         (b) A "Year of Service" under the Savings Plan shall be equivalent to 12 months of Service under the Plan.

         (c) The Employee's Entry Date shall be the later of November 19, 1999 or the date of hire by the Company.

         (d) The Employee shall be credited with 12 months of Service for the period beginning July 1, 2000 and ending June 30,

                  2001 if he would have been credited with a "Year of Service" shall have the meaning described in Section 8.2 of the Savings Plan.

         (e) All service under the Savings Plan and the Retirement Plan as of the merger date will be taken into account under the Plan.

         (f) With respect to a former participant in the Retirement Plan, any such Employee will have a 100% vested interest upon attaining age 55 while employed by the Company.

6.03 Forfeiture on Termination of Employment. If a Participant's employment is terminated prior to attainment of age 65 for reasons other than Retirement, Disability, death, or Job Elimination the portion, if any, of his Company Contribution Account in which he is not vested shall be forfeited upon the earlier of (i) the accrual of five (5) consecutive Break in Service years, or (ii) the receipt of a cash-out and, under circumstances where all Participant Contributions were distributed prior to Termination of Employment or there are no Participant Contributions, a cash-out will be deemed to have been made on the date the Termination of Employment occurred. All forfeitures pursuant to
         (ii) above are subject to the provisions of Section 6.05.

6.04 Disposition of Forfeitures. All forfeitures shall be used to reduce Company Contributions otherwise payable to the Plan.

6.05 Restoration of Forfeitures. Any amount forfeited pursuant to the provisions of clause (ii) of Section 6.03 shall be restored to the Account of a Participant if the Participant is re-employed before he accrues five consecutive Break in Service years. The restoration will occur without the requirement that the Participant repay to the Plan any amounts previously distributed to him.

                                   ARTICLE VII

                                  DISTRIBUTIONS

7.01     Distribution Of Benefits.

         (a) Termination of Employment. A Participant who has a Termination of Employment for reasons other than Retirement, Disability or death shall receive a lump sum distribution of the value of his vested Accounts, subject to the provisions of Section 7.01(e). Distribution shall be made as soon as administratively feasible following the valuation of the Participant's Accounts. If the Committee has not received an application for distribution by the time specified in subsection (d) below, a distribution shall automatically be made at such time.

         (b) Retirement or Disability. A Participant who has a Termination of Employment due to Retirement or Disability shall receive a lump sum distribution of the value of his Accounts. Distribution shall be made as soon as administratively feasible following the valuation of the Participant's Accounts. However, and notwithstanding anything in this Plan to the contrary, a Participant may not postpone payment beyond April 1 of the calendar year following the calendar year in which he attains age 70 1/2. Participants who are not 5% owners (as defined in Code Section 416(i)(1)(B)) and who attained age 70 1/2 prior to January 1, 1988, are not required to have their distribution commence prior to April 1 of the calendar year following the calendar year in which they retire, regardless of their age.

         (c) Death. The Accounts of a Participant who has died shall be distributed to his Beneficiary in a single lump sum payment. Payment will be made after notification and verification of the Participant's death; provided however, that if the Beneficiary is the Participant's Surviving Spouse, a distribution shall not be made until after a written application for distribution from the Surviving Spouse has been received by the Committee. The Accounts shall be valued as soon as administratively feasible after receipt of the written application for distribution, and distribution shall be made as soon as administratively feasible following the valuation of the Participants Accounts. If the Committee has not received an application for distribution by the time the Participant would have attained age 65, the distribution shall automatically be made at such time.

         (d) Latest Date for Distribution. Distributions to a Participant shall commence no later than the April 1 following the calendar year in which the Participant attains age 70 1/2.

         (e) Small Lump Sum Cash-Outs. The foregoing notwithstanding, if the value of the Participant's vested Account does not exceed $5,000, a distribution shall be made to the Participant as soon as administratively feasible after a written application for distribution has been received by the Committee, valued as soon as administratively feasible after receipt of such application; provided; however, that if the Committee does not receive a written application for distribution within 90 days after the Participant's Termination of Employment, the Account shall be valued and distribution shall be made as soon as administratively feasible after the expiration of such 90-day period. In no event shall the Account of a Participant which is in excess of the amount of $5,000 be distributed to him or on his behalf prior to the time specified in (d) above without the written consent to the Participant or, if applicable, his Surviving Spouse.

         (f) QDRO. Notwithstanding subsections (a)-(e) above and Section 8.05, if a qualified domestic relations order, as described in
                  Section 12.05, requires the distribution of all or part of a Participant's benefits under the Plan, the establishment or acknowledgment of the alternate payee's rights to benefits under the Plan in accordance with the qualified domestic relations order shall in all events be applied in a manner consistent with the terms of the Plan. Notwithstanding the foregoing, (i) the Committee is authorized, pursuant to such uniform and nondiscriminatory rules as it shall establish which shall be consistent with applicable law and the terms of the applicable qualified domestic relations order, to cash out benefits to which alternate payees may be entitled prior to the date such benefits would otherwise become payable in accordance with the applicable provisions of the Plan, and
                  (ii) in no event shall the recognition of an alternate payee's rights in accordance with this Section 7.01 (f) be deemed to include the right to make a withdrawal pursuant to the provisions of Article VIII or to receive any benefits in the form of a partial payment.

         (g) Company/Affiliated Company Stock Fund Distributions. With respect to any Investment Fund that consists of the common stock of the Company or an Affiliated Company, a Participant or his Beneficiary may elect that the distribution from any such Investment Fund be made in the form of cash or shares of stock, except that any fractional portion of a share shall be paid in cash. If a Participant does not make an election in connection with the distribution, all amounts shall be paid in cash.

7.02 Installment Option. A Participant or Beneficiary may elect to receive the value of his Accounts in monthly or annual installment payments; provided, however, such Participant may elect at any time to receive the remaining amount credited to his Accounts in a lump-sum distribution.

7.03 Proof of Death and Right of Beneficiary. The Committee may require and rely upon such proof of death and such evidence of the right of any Beneficiary to receive the undistributed value of the Account of a deceased Participant as the Committee may deem proper, and its determination of death and of the right of such Beneficiary or other person to receive payments shall be conclusive.

7.04 Completion of Appropriate Forms and Procedures. The Committee has prescribed forms/procedures providing notice to it in order for a distribution to be made under the Plan. In the event a Participant or Beneficiary does not comply with such procedures before the date a distribution becomes payable under the terms of the Plan, distribution from such Participant's or Beneficiary's Account may, at the option of the Committee (taking into account Section 12.12), be mailed to the Address of Record as provided in Section 12.09.

7.05     Investment Pending Distribution.

         (a) The provisions of Section 4.06 shall continue to apply to the Accounts of inactive Participants, including Participants who have elected the installment option as provided in Section 7.02(a).

         (b) A Participant is not entitled to any interest, dividends or any other form of investment proceeds on his Account for the period between the Valuation Date on which his Account is valued for payment and the date payment is made.

7.06     Direct Rollovers.

         Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

         (a) Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any hardship distribution described in
                  Section 401(k)(2)(B) of the Code made after 1998.

         (b) Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, and individual retirement annuity described in
                  Section 408(b) of the Code, and annuity plan described in
                  Section 403(b) of the Code, or a qualified trust described in
                  Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

         (c) Distributee. A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

         (d) Direct Rollover. A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

                                  ARTICLE VIII

                       WITHDRAWAL PRIOR TO TERMINATION OF
                EMPLOYMENT AND SPECIAL PRE-TAX CONTRIBUTION RULES

8.01 Election to Withdraw from Accounts. As of any Valuation Date and subject to Sections 8.02, 8.03 and 8.04, a Participant may elect to withdraw, in cash only and in a stated amount, all or a portion of the value of vested amounts in his Accounts from which withdrawals are allowed.

8.02 Withdrawal of After-Tax and Company Contributions. Withdrawals as described in Section 8.01 and subject to the rules of Section 8.03 shall be applied by the Committee against a Participant's Accounts in the order and classification as follows:

         Tax-Free Withdrawal: If applicable, the amount in his Supplemental After-Tax Account that may be withdrawn on a tax-free basis.

         Regular Withdrawal: The remaining value in his Supplemental After-Tax Account, the value in his Rollover Contribution Account, and the vested value in his Company Contribution Account.

         Participants with less than 60 months of Plan participation may not withdraw (i) after-tax contributions that were matched and have been in the Plan for less than 24 months, and (ii) Company Contributions that have been in the Plan for less than 24 months.

         Hardship Withdrawal: A Participant who qualifies for a financial hardship as defined in Section 8.04 may withdraw up to 100% of the amount available under a Regular Withdrawal plus the remaining value of his After-Tax Supplemental Account, the remaining vested value of his Company Contribution Account, and any dollar amount from his Basic and Supplemental Pre-Tax Contribution Accounts, excluding earnings to Basic Pre-Tax Contributions and Supplemental Pre-Tax Contributions made under this Plan and earnings credited after December 31, 1988 to Pre-Tax Contributions made under the RJR Plan.

         Withdrawal Upon Attainment of Age 59 1/2 or Disability: A Participant who has attained age 59 1/2 or is totally Disabled may withdraw the maximum available under a Regular Withdrawal plus any dollar amount up to the remaining vested value of his After-Tax Supplemental Account, Company Contributions Account and his Basic and Supplemental Pre-Tax Accounts.

8.03 Rules Applicable to Withdrawals Prior to Termination of Employment. The following rules shall, except as noted in Section 8.04, apply to withdrawals under this Article VIII:

         (a) Withdrawals may only be made by prior notice to the Committee in the manner prescribed by the Committee.

         (b) Excluding Hardship withdrawals, no more than one withdrawal may be made in any six-month period.

         (c) Excluding Hardship withdrawals, in no event may a Participant make a withdrawal in an amount less than $1000, or the maximum amount available for withdrawal as a Tax-Free Withdrawal or a Regular Withdrawal, if less.

         (d) In no event may a Participant elect an order of withdrawal other than set forth in Section 8.02, nor may a Participant select the classification or Investment Fund from which his stated amount of withdrawal will be withdrawn.

         (e) Payments of withdrawal amounts will be made as soon as practicable after a Participant's election to withdraw.

         (f) Amounts received from any plan in a trust-to-trust transfer which were subject to Code Section 401 (k) under such plan shall be subject to Code Section 401 (k) requirements under this Plan.

8.04 Hardship Withdrawals. Financial hardship for purposes of Section 8.02 shall mean that a Participant requires a withdrawal of money for an immediate and heavy financial need. Such withdrawal cannot exceed the sum of (i) the amount required to meet such need and (ii) any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated as a result of the distribution. No withdrawal shall be permitted unless the hardship cannot reasonably be relieved from other sources including distributions (other than hardship withdrawals) and nontaxable loans available under this Plan or any other plan, through reimbursement or compensation by insurance or otherwise, by liquidation of assets to the extent such liquidation would not itself cause an immediate and heavy financial need, by cessation of all Basic and Supplemental Pre-Tax Contributions or Supplemental After-Tax Contributions under the Plan, or by borrowing from commercial sources on reasonable commercial terms. Purchase by a Participant of a primary residence, the need to prevent eviction or foreclosure on the primary residence of a Participant, post-secondary education tuition, related fees, or room and board for a Participant or his dependents and any non-reimbursed medical expense of a Participant or his dependents may generally be considered situations of heavy financial need, unless otherwise governed by law or regulation. The Committee may, under rules established by it which are uniformly applicable to all similarly situated Participants, determine other circumstances where a Participant has a heavy financial need and the decision of the Committee as to whether a Participant satisfies the financial hardship rule shall be conclusive, unless otherwise governed by law or regulation.

8.05 Restrictions on Pre-Tax Contribution Distributions. Notwithstanding any other provision in this Plan to the contrary, a Participant's Pre-Tax Contribution Account may not be distributed earlier than upon one of the following events:

         (a) The Participant's Retirement, death, Disability or Termination of Employment;

         (b) The termination of the Plan without the establishment of a successor plan;

         (c)      A Participant's attainment of age 59 1/2;

         (d)      A Participant's hardship, restricted as set forth in Section
                  8.04;

         (e) The sale or other disposition of the Company or any Affiliated Company to an unrelated corporation, which does not maintain the Plan, of substantially all of the assets used in a trade or business, but only with respect to Employees who continue with the acquiring corporation; or

         (f) The sale or disposition by the Company or any Affiliated Company of its interest in a subsidiary to an unrelated entity which does not maintain the Plan, but only with respect to Employees who continue employment with the subsidiary.

                  This Section is intended to comply with the earliest distribution requirements of Treasury Reg. 1.401 (k)-1(d) and is not intended to add any forms of distribution not otherwise allowed under the Plan.

                                   ARTICLE IX

                                      LOANS

9.01 Loan Provisions. An active Participant may make application to the Committee to borrow from the Trust Fund and the Committee may permit such a loan upon the conditions hereinafter specified and any other rules promulgated by the Committee.

         (a) Loans shall be made available to all eligible Participants on a reasonably equivalent basis and (i) shall not be made available to highly compensated employees (as defined in Section 414(q) of the Code) in an amount greater than the amount made available to other Participants, and (ii) shall not be permitted for purchasing securities or in any way financing a securities investment.

         (b) The maximum amount of a loan to a Participant shall not exceed the lesser of (i) 50% of the vested interest in his Account, or (ii) $50,000, reduced by the highest outstanding loan balance during the preceding twelve months. The minimum loan amount is $1,000. Notwithstanding the foregoing, no amount of a Participant's Account shall be considered available for a loan if it is subject to a qualified domestic relations order as such term is defined under Section 414(p)(1)(A) of the Code.

         (c) The Committee shall have complete discretion in determining lien priorities among the various investments in the Account. The Committee shall determine the interest rate for each loan, consistent with the rate being charged by other lending institutions for a similar loan to an unrelated borrower on the same date. A loan shall be deemed to be an investment of a Participant's individual Account and all interest payments and repayments of principal shall be credited to the Account of the Participant.

         (d) The Participant shall be required to authorize payroll deductions from his Compensation in an amount sufficient to repay the loan over its term. Loan repayment amounts shall be credited to a Participant's Account as of the date of payment of the Compensation from which the repayment is taken. In the event of default of the Participant before the loan is repaid in full, the unpaid balance shall become due and payable and, to the extent that the outstanding amount is not repaid within 60 days after demand for payment is sent, such amount shall be deemed to have been distributed and the Trustee shall first satisfy the indebtedness from the amount payable to the Participant before making any payment to the Participant. In the event of a Participant's death before the loan is repaid in full, the Participant's estate shall be the Beneficiary with respect to the outstanding loan notwithstanding any other deemed or actual Beneficiary designation and the unpaid loan balance shall be deemed to have been distributed to the Participant's estate.

                  Upon a Participant's Termination of Employment, the Participant can repay any outstanding loan balance in full or continue to repay the outstanding balance in the same amount and at the same rate as prior to the Termination of Employment. Repayments after a Participant's Termination of Employment shall be effected as determined by the Committee.

         (e) During the repayment period for the loan, the Participant shall be permitted to fully participate in the Plan.

         (f) The Participant shall execute such other documents as the Committee shall request.

         (g) Only one loan for each Participant may be outstanding at one time.

         (h) The Committee may make additional rules for loans under the Plan, provided that such rules are administered in a nondiscriminatory manner.

                                    ARTICLE X

                           ADMINISTRATION OF THE PLAN

10.01 Nabisco Employee Benefits Committee.

      (a) The general administration of the Plan and the responsibility for carrying out the provisions of the Plan shall be placed in the Committee, consisting of not less than three persons.

      (b) Any member of the Committee may resign by delivering his written resignation to the Secretary of the Committee and such resignation shall become effective upon the date specified therein. A member shall be deemed to have resigned if he leaves the active employment of the Company and all Affiliated Companies.

      (c) The Committee shall elect from its members a Chairman, and shall also elect a Secretary who may, but need not, be one of the members of the Committee. The Committee may appoint from its members such committees with such powers as it shall determine, and may authorize one or more of its members, or any agent, to execute or deliver any instrument or make any payment in its behalf.

      (d) The Committee shall hold meetings upon such notice, at such place or places, and at such time or times as it may from time to time determine.

      (e) A majority of the members of the Committee shall constitute a quorum for the transaction of business. All resolutions or other action taken by the Committee shall be by the vote of a majority of the members of the Committee present at any meeting or without a meeting by an instrument in writing signed by a majority of the members of the Committee.

      (f) No member of the Committee shall receive any compensation for his service as such, and, except as may be required by applicable law, no bond or other security is required of him in such capacity in any jurisdiction.

10.02 Administrative Committee.

      (a) The Committee, in its discretion, may delegate its administrative duties and responsibilities to one or more Administrative
            Committees each consisting of three or more persons, who shall be appointed by and serve at the pleasure of the Committee and one or more of whom may also be members of such Committee. Vacancies in the Administrative Committee shall be filled by the Committee but the Administrative Committee may act, notwithstanding any vacancies, so long as there are at least two members of such Committee. The members of an Administrative Committee shall serve without compensation for their services as such, but shall be reimbursed by the Company for all necessary expenses incurred in the discharge of their duties.

      (b) Subject to restrictions imposed by the Committee, an Administrative Committee's powers shall include the following powers:

            (i) to interpret Plan provisions with respect to eligibility, service, vesting and determination of benefits,

            (ii) to calculate benefits and authorize the payment of benefits by the Plan trustees through disbursement accounts as directed by the Administrative Committee,

            (iii) to authorize the payment of routine plan expenses exclusive of trustee, investment manager, or actuary fees,

            (iv) to prepare and/or approve the filing of required governmental reports,

            (v)   to maintain Plan and Account records,

            (vi)  to prepare employee announcements, forms and procedures, and

            (vii) to review denials of benefit claims made by Participants or
                  Beneficiaries.

            The Administrative Committee, at its discretion, may delegate to assistants, including employees in the Company's Employee Benefits Department, ministerial and clerical duties.

10.03 Authority and Duties of Various Fiduciaries.


      (a) The Committee (or the Administrative Committee acting on behalf of the Committee) shall have the exclusive right to interpret the Plan and to decide any and all matters arising under the Plan or in connection with its administration, including determination of and eligibility for the amount of distributions and withdrawals. The Company shall have no power to direct or modify any interpretations, determinations, or decisions of the Committee. The Committee may amend the Plan, subject to the provisions of Section 11.01. The Committee may adopt rules for the administration of the Plan and the conduct of its business and such rules shall be consistent with the provisions of the Plan.

      (b) The Committee and any other named fiduciary may each employ counsel, agents, and such clerical and accounting services as it may require in carrying out its responsibilities under the Plan. All fiduciaries shall be entitled to rely upon tables, valuations, certificates, opinions, and reports furnished by any actuary, accountant, or legal counsel appointed under the provisions of the Plan.

      (c) The Committee shall keep in convenient form such personnel data as may be necessary for the Plan. The Committee shall prepare, distribute, and file such reports and notices as may be required by applicable law or regulation.

      (d) The members of the Committee shall use that degree of care, skill, prudence and diligence that a prudent man acting in a like capacity and familiar with such matters would use in his conduct of a similar situation. A member of the Committee shall not be liable for the breach of fiduciary responsibility of another fiduciary unless (i) he participates knowingly in, or knowingly undertakes to conceal, an act or omission of such other fiduciary, knowing such act or omission is a breach; or (ii) by his failure to discharge his duties solely in the interest of the Participants, Surviving Spouses and Beneficiaries for the exclusive purpose of providing their benefits and defraying reasonable expenses of administering the Plan not met by the Company, he has enabled such other fiduciary to commit a breach; or (iii) he has knowledge of a breach by such other fiduciary and does not make reasonable efforts to remedy the breach; or (iv) the Committee improperly allocates duties among its members or delegates duties to others and fails to properly review such allocation or delegation of fiduciary responsibilities.

      (e) The Company will indemnify and hold harmless the members of the Committee and any person to whom fiduciary responsibilities are delegated under this Plan against any cost or expense (including attorney's fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act, except in the case of willful misconduct.

       (f) Whenever, in the administration of the Plan, any discretionary action is required, the authorized party shall exercise his authority in a nondiscriminatory manner so that all persons similarly situated will receive substantially the same treatment.

10.04 Named Fiduciaries.

      (a) The Committee and any Administrative Committee shall each constitute named fiduciaries as such term is defined in ERISA.

      (b) Any fiduciary appointed as a named fiduciary by the Company by resolution or appointed by an appropriate instrument executed by an officer of the Company thereunto authorized shall also constitute a named fiduciary in respect of the duties delegated to him or it in such resolution or instrument.

10.05 Delegation. Any named fiduciary designated herein or appointed as provided herein, unless precluded from doing so by the terms of such appointment, may by appropriate instrument designate any person (including any firm or corporation) to carry out part or all of such fiduciary's responsibilities and upon such designation the named fiduciary shall have no liability, except as imposed by applicable law, for any act or omission of such person. The foregoing does not preclude any other fiduciary to the extent allowed by ERISA and the terms of his appointment from delegating part or all of such fiduciary's responsibilities with respect to the Plan.

10.06 Multiple Capacities. Any fiduciary may serve in more than one fiduciary capacity with respect to the Plan.

                                   ARTICLE XI

              AMENDMENTS, TERMINATION, PERMANENT DISCONTINUANCE
                       OF CONTRIBUTIONS, MERGER OR CONSOLIDATION

11.01 Amendments. Subject to the provisions hereinafter set forth, the Company reserves the right at any time and from time to time by action of the Committee in writing, both retroactively and prospectively, to modify or amend, in whole or in part, any or all of the provisions of the Plan; provided, however, that (a) no such modification or amendment shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of Participants, Surviving Spouses or Beneficiaries under the Plan; and (b) no modification or amendment shall be made which has the effect of decreasing retroactively the Accounts of any Participant or of reducing the nonforfeitable percentage of the Company Contribution Account of a Participant below the nonforfeitable percentage thereof computed under the Plan as in effect on the later of the date on which the amendment is adopted or becomes effective; and provided further, that any amendment of the Plan that involves a material increase in benefits for officers of the Company, a material increase in cost or a material change in design, other than technical amendments required by law or regulations, must be approved by the Board of Directors. No amendment shall eliminate or reduce an early retirement benefit or eliminate an optional form of benefit except as permitted by law.

11.02 Termination or Permanent Discontinuance of Contributions. The Company may by action of the Committee terminate the Plan with respect to all participating locations or any of them or direct complete discontinuance of contributions hereunder by all or any of the participating location for any reason at any time. In case of such termination or complete discontinuance of contributions hereunder, there shall automatically vest in the appropriate Participants nonforfeitable rights to the Company Contributions credited to their Accounts, and the total amount in each Participant's Accounts shall be distributed, as the Committee shall direct, to him or for his benefit.

11.03 Partial Termination. In the event of a partial termination of the Plan, the provisions of Section 11.02 shall be applicable only to the Participants affected by such partial termination.

11.04 Benefits in Case of Merger or Consolidation. The Plan may not be merged or consolidated with, nor may its assets or liabilities be transferred to, any other plan unless each Participant, spouse or Surviving Spouse, former Participant, retired

      Participant or Beneficiary under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

                                   ARTICLE XII

                                  MISCELLANEOUS

12.01 Benefits Payable from Trust Fund. All persons with any interest in the Trust Fund shall look solely to the Trust Fund for any payments with respect to such interest.

12.02 Elections. Elections for benefits or Beneficiaries hereunder shall be made by a Participant in the manner prescribed by the Committee for such purposes, within the prescribed time limits.

12.03 No Right to Continued Employment. Neither the establishment of the Plan nor the payment of any benefits thereunder nor any action of the Company, the Board of Directors, the Committee or the Trustee shall be held or construed to confer upon any person any legal right to be continued in the employ of the Company.

12.04 Inalienability of Benefits and Interests. No benefit payable under the Plan or interest in the Trust Fund shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Participant, Surviving Spouse or Beneficiary.

12.05 Qualified Domestic Relations Orders.

      (a) The provisions in Section 12.04 shall also apply to the creation, assignment or recognition of aright to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order: (i) is determined to be a qualified domestic relations order, as defined in Section 414(p) of the Code, or (ii) was entered before January 1, 1985.

      (b) If the Committee is in receipt of a domestic relations order, or the Committee is otherwise aware that a qualified domestic relations order affecting a Participant's account is being sought, the Committee may take such action as necessary (including, without limitation, restricting the participant's ability to withdraw or borrow funds in his or her Accounts) in order to administer the Plan consistently with the terms of any such qualified domestic relations order.

12.06 Payments for Exclusive Benefit of Participants. Payments of benefits in respect of the interest of a Participant under the Plan to any person other than such Participant in accordance with the provisions of the Plan shall be deemed to be for the exclusive benefit of such Participant.

12.07 New Jersey Law to Govern. All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of New Jersey, except to the extent such laws are pre-empted by ERISA.

12.08 No Guarantee. Neither the Company nor the Trustee guarantee the Trust Fund in any manner against loss or depreciation.

12.09 Address of Record. Each individual or entity with an actual or potential interest in the Plan shall file and maintain a current record address with the Plan. Communications mailed by the Company, Trustee, or Committee to such record address fulfills all obligations to provide required information to Participants, including former employees, Surviving Spouses and Beneficiaries, in regard to the Plan. If no record address is filed, it may be presumed that the address used by the Company in forwarding statements of a Participant's Account is the record address.

12.10 Unlocated Spouse. Notwithstanding the consent requirement in Section 1.08, if the Participant establishes to the satisfaction of the Committee that such written consent cannot be obtained because there is no spouse or the spouse cannot be located, a waiver shall be deemed to be valid. Any consent necessary under Section 1.08 will be valid only with respect to the spouse who signs the consent, or in the event of a deemed election, the designated spouse.

12.11 Agent for Process. The Secretary of Kraft Foods North America, Inc. shall be the designated agent for the service of legal process.

12.12 Payment in the Event of Incompetency. If the Committee finds that a Participant or other person entitled to a benefit is unable to care for his affairs because of illness or accident or is a minor, the Committee may direct that any benefit payment due the Participant, unless claim shall have been made therefor by a duly appointed legal representative, be paid to his spouse, a child, or a parent for the benefit of such Participant, and any such payment so made shall be a complete discharge of the liabilities of the Plan therefor.

12.13 Transfer of Accounts to This Plan.

      (a)   Affiliated Plans.  If a participant of a U.S. qualified
            Affiliated Plan becomes eligible to be a Participant of this Plan before receiving a distribution from the Affiliated Plan, his Account under the Affiliated Plan shall be transferred to this Plan by way of a trustee-to-trustee transfer. This Plan shall be considered as a successor plan with regard to such employee and all Affiliated Plan contributions transferred shall be treated as though they were made under this Plan for purposes of vesting, withdrawals and distributions. In the absence of an applicable Participant election, assets transferred from an Affiliated Plan shall be invested in the equivalent investment funds under this Plan or, if an equivalent investment fund does not exist, then the assets from the Affiliated Plan shall be invested in the Interest Income Fund; and the accounts of participants and beneficiaries under the Affiliated Plan will become their Accounts as Participants and Beneficiaries under this Plan, effective as of the transfer date. Once a Participant has received a distribution from the Affiliated Plan, it shall be treated as a Prior Plan for purposes of this Section 12.13.

      (b) Prior Plans. This Plan does not accept trustee-to-trustee transfers from a Prior Plan. However, the Trustee is authorized to accept as a Rollover Contribution any contribution that meets the following criteria:

            (i) the contribution is made by, or on behalf of, an Eligible Employee;

            (ii) the contributed amounts were distributed from the Prior Plan as an "eligible rollover distribution"(as defined in Section 7.06);

            (iii) the contribution is made either (a) as a direct rollover from the Prior Plan to this Plan, or (b) by the Eligible Employee, within 60 days after the date such distribution is received by the Eligible Employee;

            (iv) if applicable, the spousal consent requirements of Code Section 417(x)(2) were complied with; and

            (v) such Rollover Contribution meets any other conditions as determined necessary by the Trustee or Committee to comply with Code Section 408(d)(3).

            Rollover Contributions shall be held in the Eligible Employee's Rollover Contribution Account. The Eligible Employee is at all times fully vested with respect to his Rollover Contribution Account.

      (c) RJR Plan. In connection with the spin-off of RJR Nabisco, Inc. by RJR Nabisco Holdings Corp. effective as of June 14, 1999, certain individuals who were participating in the RJR Plan immediately prior to the spin-off, ceased to participate in the RJR Plan effective as of such date and, as of such date, commenced participation in this Plan (such individuals being hereinafter referred to as "Transferred Nabisco Employees". In connection with such commencement of participation in the Plan, this Plan shall accept a transfer of such Transferred Nabisco Employees' accounts (including any outstanding participant loans) under the RJR Plan in accordance with the provisions of ARTICLE
            XV. In addition, this Plan shall accept a transfer of the Accounts and any unused forfeiture amounts that are attributable to the Accounts of any individual who terminated employment with Nabisco, Inc. or an affiliate (other than an affiliate that is a participating company under the RJR Plan) prior to June 14, 1999, in accordance with the provisions of ARTICLE XV. If an individual who is a participant in the RJR Plan becomes an Employee after June 14, 1999 and elects to transfer amounts from the RJR Plan to this Plan, this Plan shall accept a transfer of such Employee's accounts (including any outstanding participant loans) under the RJR Plan in accordance with the provisions of ARTICLE XV.

      (d) Certain 401(k) Plans. With respect to an Eligible Employee who, pursuant to an Asset Purchase Agreement entered into on November 19, 1999, has an accrued benefit from a qualified plan maintained by Favorite Brands International, Inc. transferred to the Nabisco Retirement Savings Plan (the "Savings Plan") or an accrued benefit from a qualified plan maintained by Trolli, Inc. transferred to the Nabisco Retirement Plan (the "Retirement Plan") and who becomes a Participant before receiving a distribution from the Savings Plan, as applicable, including any outstanding loan balances, shall be transferred to this Plan by way of a trustee-to-trustee transfer.

            With respect to an Eligible Employee who previously was a participant in the Stella D'Oro Biscuit Co., Inc. Salary
            Reduction Plan (For Employees Who are Members of B.C. & T.C.W. Local 50) (the "Local 50 Plan") or the Stella D'Oro Biscuit Co., Inc. Salary Reduction Plan for Employees of Local 550 (the "Local 550 Plan") and who becomes a Participant before receiving a distribution from the Local 50 Plan, his account balance in the Local 50 Plan or the Local 550 Plan, as applicable, including any outstanding loan balances, shall be transferred to this Plan by way of a trustee-to-trustee transfer.

            All service credited under the Savings Plan, the Retirement Plan, the Local 50 Plan and the Local 550 Plan shall be taken into account for all purposes under the Plan. In the absence of an applicable Participant election, assets transferred from the Savings Plan, the Retirement Plan, the Local 50 Plan or the Local 550 Plan shall be invested in the equivalent investment funds under this Plan or, if an equivalent investment funds does not exist, then the assets from the Savings Plan, the Retirement Plan, the Local 50 Plan or the Local 550 Plan shall be invested in the Interest Income Fund. Once a Participant has received a distribution from the Savings Plan, the Retirement Plan, the Local 50 Plan or the Local 550 Plan, it shall be treated as a Prior Plan for purposes of this Section 12.13.

12.14 Transfer Of Accounts from this Plan to an Affiliated Plan. If a Participant transfers employment from the Company to an Affiliated Company and thereafter becomes eligible to participate in an Affiliated Plan, the assets in his Accounts in the Plan shall be transferred to such Affiliated Plan in accordance with the terms thereof.

12.15 Direct or Indirect Transfer. With respect to any Eligible Employee who is actively employed, the Plan shall accept any "eligible rollover distribution"(as defined in Section 7.06) from a defined benefit plan, money purchase pension plan (including a target benefit plan), stock bonus plan, or profit sharing plan or a conduit individual retirement account.

12.16 Payment of Expenses.

      (a) Direct charges and expenses arising out of the purchase or sale of securities, and taxes levied on or measured by such transactions may be charged against the Account(s) or Investment Fund for which the transactions took place.

      (b) Direct charges or expenses arising out of the establishment and maintenance of any funding account with an insurance company or other financial institution may be charged against the Account(s) or Investment Fund(s) for which the funding account is established.

      (c) Investment Manager fees arising out of the establishment and maintenance of any investment Fund may be charged against the Investment Fund for which the Investment Manager fees are incurred.

      (d) Trustee fees attributable to the Trust, auditor fees for the plan, and IRS user fees may be paid directly from the Trust. The Committee shall determine the manner in which these fees shall be charged against the Accounts or Investment Funds held in the Trust.

      (e) Any other charges or expenses relating to the maintenance or administration of the Plan that are permitted under applicable law to be paid from the Trust including, but not limited to, recordkeeping fees, may be paid directly from the Trust. The Committee shall determine the manner in which these charges and expenses shall be charged against the Accounts or Investment Funds held in the Trust.

      (f) Any of the expenses in (a)-(e) above may, at the option of the Company, be paid wholly or partly directly by the Company.

      (g) The Company shall pay all other expenses reasonably incurred to administering the Plan.

      (h) The Committee may authorize additional expenses to be charged directly from the Trust; provided that payment of such additional expenses from the Trust is permitted under applicable law, such fees are reasonable, and that any change in fee policy is communicated to Participants in a timely manner.

12.17 Transfer of Accounts to the R. J. Reynolds Tobacco Company Capital Investment Plan. The assets in the Accounts (including any outstanding Participant loans) of any individual who terminates employment with the Company or an Affiliated Company and commences employment with R. J. Reynolds Tobacco Company (or its affiliates) may (upon the election of such individual) be transferred to the corresponding accounts under the RJR Plan.

12.18 Headings. Headings of Articles and Sections of the Plan are inserted for convenience of reference. They constitute no part of the Plan.

                                  ARTICLE XIII

                                CLAIMS PROCEDURE

13.01 Initial Determination. The initial determination of a Participant's, Surviving Spouse's or Beneficiary's eligibility for, and the amount of, a benefit shall be made by the Administrative Committee, or in its absence, the Committee, which shall mail or deliver to each covered individual who has filed an effective claim for a benefit a written statement of the amount of his benefit or a notice of denial of his claim on or before the 90th day following the Committee's receipt of such claim. If special circumstances require additional time for processing the claim, the Administrative Committee, or in its absence, the Committee, may delay issuing its statement or notice for an additional 90 days provided that the Participant, Surviving Spouse or Beneficiary is notified of the circumstances necessitating the delay and the date the Committee expects to render its final opinion. A claim for benefits is not effective unless filed in the manner prescribed by the Committee. Each notice of whole or partial denial of claimed benefits shall set forth the specific reasons for the denial, the time within which an appeal must be made by the Participant, Surviving Spouse or Beneficiary or his duly authorized representative, and shall contain such other information as may be required by applicable law. If a statement or notice is not issued within the prescribed period, the claim shall be deemed denied.

13.02 Review. Each Participant, Surviving Spouse or Beneficiary whose claim for benefits has been wholly or partially denied shall have such rights to review documents and submit comments as applicable law and regulations of the Committee may provide, and shall also have the right to request the Committee to review such denial; such request to be made on forms prescribed by the Committee. A request for review shall be filed by the Participant, Surviving Spouse or Beneficiary or his duly authorized representative on or before the 60th day following the earlier of the Participant's, Surviving Spouse's or Beneficiary's receipt of notice of denial of his claim or the expiration of the prescribed period for issuing a statement of benefits or notice of denial. The Committee shall issue a written statement on or before the 60th day following its receipt of such request stating the Committee's decision on review and the reasons therefore, including specific references to pertinent Plan provisions on which the decision is based, and any other information required by applicable law. If special circumstances require additional time for processing such review, the Committee may delay issuing its decision for an additional 60 days provided that the Participant, Surviving Spouse or Beneficiary is notified of such circumstances and the date the Committee expects to render its final decision. If the decision is not issued within the prescribed period, the appeal shall be deemed denied.

                                   ARTICLE XIV

                             LIMITATION ON BENEFITS

14.01 Code Section 415 Limits.

      (a) The following definitions shall be applied in construing this Section.

            (1) Defined Benefit Plan means any defined benefit plan (as defined in Section 415(k) of the Code) maintained by any Affiliated Company.

            (2) Related Plan means any Defined Contribution Plan (as defined in Section 415(k) of the Code), other than the Plan, maintained by any Affiliated Company or any individual account maintained for voluntary contributions made by a Participant under a Defined Benefit Plan.

            (3) Total Compensation means all remuneration paid to an Employee by any Affiliated Company, as determined pursuant to the provisions of Treasury Regulation Section 1.415-2(d)(11)(i).

            (4) Annual Addition means the sum of the following amounts credited to a Participant's account for the limitation year:

                  (A)   employer contributions;

                  (B)   employee contributions;

                  (C)   forfeitures; and

                  (D) amounts allocated to an individual medical account, as defined in Section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by the employer and amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the employer.

      (b) Limitations Applicable to Participants in Defined Contribution Plans Only

            (i) The Annual Addition credited to a Participant under the Plan or any Related Plan for any Limitation Year must not exceed the lesser of (1) $30,000 (or, if greater, 25% of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the Plan Year) or (2) 25% of the Participant's Total Compensation for such Limitation Year.

            (ii) Excess Annual Additions. If the amount of Annual Additions which are credited to a Participant under this Plan for any Limitation Year exceeds the maximum amount permitted under this Section ("Excess Annual Additions", and if such excess was caused by the allocation of forfeitures, a reasonable error in estimating a Participant's annual compensation, a reasonable error in determining the amount of Basic Contributions and Supplemental Pre-Tax Contributions that may be made with respect to the Participant under the limitations of this Section, or other limited facts and circumstances which the Commissioner of Internal Revenue finds justified, the Excess Annual Additions may be reduced for such Limitation Year in the following manner:

                  (A) Supplemental After-Tax Contributions (and any income attributable thereto ) made by the Participant shall be distributed to the Participant to the extent such distributions reduce the Excess Annual Additions. Any Supplemental After-Tax Contributions that are so distributed shall not be considered as an Annual Addition for the Limitation Year and shall be disregarded for purposes of Section 3.08.

                  (B) If there remains any Excess Annual Additions after the application of subparagraph (i) of this paragraph, Supplemental Pre-Tax Contributions (and any income attributable thereto) made by the Participant shall be distributed to the Participant to the extent that such distributions reduce the Excess Annual

                        Additions. Any Supplemental Pre-Tax Contributions that are so distributed shall not be considered as an Annual Addition for the Limitation Year and shall be disregarded for purposes of Sections 3.07 and 3.08.

                  (C) If there remains any Excess Annual Additions after the application of subparagraphs (i) and (ii) of this paragraph, Basic Contributions (and any income attributable thereto) made by the Participant shall be distributed to the Participant to the extent that such distributions reduce the Excess Annual Additions. Any Basic Contributions that are so distributed shall not be considered as an Annual Addition for the Limitation Year and shall be disregarded for purposes of Sections 3.07 and 3.08.

                  (D) If there remains any Excess Annual Additions after the application of subparagraphs (i), and (ii) and (iii) of this paragraph, such Excess Annual Additions shall be used to reduce Company Contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for the Participant. However, if the Participant is not participating in the Plan for the applicable Limitation Year, the Excess Annual Additions shall be held in a suspense account for that Limitation Year and allocated in the next Limitation Year to all remaining Participants in the same proportion as the Compensation paid to such Participants during such Limitation Year. Furthermore, the Excess Annual Additions shall be used to reduce Company Contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for all of such Participants. Any Excess Annual Additions that are treated in accordance with this subparagraph (iv) for the Limitation Year shall not be considered as Annual Additions for such Limitation Year.

                  (E) If the suspense account is in existence at any time during the Limitation Year in accordance with this Section, investment gains and losses and other income and expenses shall not be allocated to the suspense account.

                  (F) If this Plan is terminated and at the time of such termination a balance remains in the suspense account which, because of the limitations imposed by this Section, cannot be credited to any Participant, such balance shall revert to the Company.

      (c) Adjustments on Account of Excess Credits. If it is determined at any time that the Defined Contribution Fraction and the Defined Benefit Fraction exceed 1.0, the maximum benefit under any applicable Defined Benefit Plan will be adjusted to the extent necessary to satisfy the combined fraction limitation.

      (d) In addition to other limitations set forth in the Plan and notwithstanding any other provisions of the Plan, contributions (and contributions to all other Defined Contribution Plans required to be aggregated under this Plan under the provisions of Section 415 of the Code), shall not be made in an amount in excess of the amount permitted under Section 415 of the Code.

14.02 Code Section 416 Limits. This Section is intended to ensure the Plan's compliance with Section 416 of the Code. It shall be applicable to Participants for any Plan Year with respect to which the Plan is top-heavy.

      (a) Definitions. The following definitions shall be applied in construing this Section.

            (i) Top-Heavy Plan means any plan maintained by the Company or an Affiliated Company if, as of the Determination Date, the Top-Heavy Ratio for the plan and all other plans in the Aggregation Group exceeds 60%. The plan will be deemed a "super top-heavy plan" if, as of the Determination Date, the Plan would meet the test specified above for being a Top-Heavy Plan if 90% were substituted for 60% in each place it appears in this subsection(i).

            (ii) Determination Date means the last day of the preceding Plan Year (or, in the case of the first plan year of a plan, the last day of such Plan Year). When plan aggregation is required, calculation of accrued benefits as of the Determination Date which fall within the same calendar year will be used.

            (iii) Valuation Date means the same date as the Determination
                  Date.

            (iv) Key Employee means each Employee or former Employee who is, at any time during the Plan Year ending on the Determination Date, or was, during any one of the four Plan Years preceding the Plan Year ending on the Determination Date, any one or more of the following:

                  (1) An officer of the Company or an Affiliated Company having an annual compensation greater than 50% of the dollar limitation in effect under Code Section 415(b)(I)(A) for any Plan Year;

                  (2) One of 10 Employees having annual compensation from the Company or an Affiliated Company of more than the dollar limitation in effect under Code Section 415(c)(1)(A) and owning (or considered as owning within the meaning of Code Section 318) both the largest interests in the Company or an Affiliated Company and a 1/2% ownership interest;

                  (3) Any person owning (or considered as owning within the meaning of Code Section 318) more than 5% of the outstanding stock of the Company (or stock having more than 5% of the total combined voting power of all stock of the Company); or

                  (4) Any person who has annual compensation of more than $150,000 and would be described in subsection (3) above, if "1%" was substituted for "5%"

                  For purposes of determining whether a person is an officer in subsection (1) above, in no event will more than 50 Employees be considered Key Employees solely by reason of officer status. In addition, persons who are merely nominal officers will not be treated as Key Employees solely by reason of their titles as officers. For purposes hereof, compensation is as defined in Section 1.415-2(d) of the Income Tax Regulations.

            (v) Non-Key Employee means any Participant in the Plan (including a beneficiary of such Participant) who is not a Key Employee.

            (vi) Aggregation Group means all plans that are subject to Required Aggregation (in accordance with subsection 14.02(b)). The Aggregation Group may also include plans subject to Permissive Aggregation (in accordance with subsection 14.02(c)), if such aggregation would eliminate the status of plans in the Aggregation Group as Top-Heavy Plans.

      (b) Required Aggregation. This Plan and all other qualified plans, including any terminated plans, maintained by the Company or an Affiliated Company which include a Key Employee must be aggregated to determine if the group as a whole is top-heavy. In addition, each other qualified plan maintained by the Company or an Affiliated Company which enables any plan in which a Key Employee is a Participant to meet the requirements of Sections 410(a)(4) and 410 of the Code must be aggregated.

      (c) Permissive Aggregation. The Company may include other plans maintained by the Company or an Affiliated Company which when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code, to determine if the group as a whole is top-heavy, provided such plans are comparable in benefits or contributions.

      (d)   Top-Heavy Ratio.

            (i) The top-heavy ratio is a fraction, the numerator of which is the sum of account balances under the defined contribution plans in the Aggregation Group for all Key Employees and the present value of accrued benefits under the defined benefit plans for all Key Employees, and the denominator of which is the sum of the account balances under the defined contribution plans in the Aggregation Group for all Participants and the present value of accrued benefits under the defined benefit plans in the Aggregation Group for all Participants. Both the numerator and denominator are adjusted to include any distributions made in the five-year period ending on the "Determination Date" and any contributions due but unpaid as of the Determination Date.

            (ii) The value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date. The account balances and accrued benefits of a Participant who is not a Key Employee but who was a Key Employee in a prior year will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder.

            (iii) If any Participant has not performed an Hour of Service for the Company at any time during the five-year period ending on the Determination Date, the account of such Participant shall not be taken into account.

      (e) Minimum Vesting. For any Plan Year in which the Plan is a top-heavy plan as determined pursuant to Section 416 of the Code, a Participant will have a nonforfeitable right to a percentage of the Participant's Accounts derived from Company Contributions as set forth below if such schedule is more favorable to the Participant than the vesting schedule under Section 7.02.

            Years of Service Completed
            For Vesting Purposes                      Vested Interest
            --------------------                      ---------------

            Less than two                                     0%
            Two but less than three                          20%
            Three but less than four                         40%
            Four but less than five                          60%
            Five or more                                    100%

            The above vesting schedule applies to all benefits the meaning of
            Section 411(a)(7) of the Code, including benefits accrued before the effective date of Section 416 of the Code and benefits accrued before the Plan became top-heavy. However, any Participants who have completed at least three (3) years of service for vesting purposes as of the last day of the last Plan Year (a) before the Plan became top-heavy or (b) in which the Plan is top-heavy, shall have the right to elect to continue to have the vesting schedule in effect on the last day of such Plan Year applied to all of his benefits under the Plan. Further, no reduction in vested benefits may occur in the event the Plan's status as top-heavy changes for any Plan Year.

      (f) Minimum Required Contribution. It is intended that the Company or an Affiliated Company will meet the minimum contribution requirements of Section 416(c) of the Code by providing a minimum contribution (which may include forfeitures otherwise allocable) without regard to any Social Security contributions for such Plan Year for each Participant who is a non-key employee in an amount equal to at least 3% of such Participant's compensation (as defined in Section 1.415-2(d) of the Income Tax Regulations) for such Plan Year, Such 3% minimum contribution requirement shall be increased to 4% for any year in which the Company or an Affiliated Company also maintains a defined benefit pension plan if necessary to avoid the application of Section 416(h)(1) of the Code, relating to the special adjustments to Section 415 limits of the Code for top-heavy plans, if the adjusted limitations of Section 416(h)(1) would otherwise be exceeded if such minimum contribution were not so increased. The minimum contribution required shall be made to any non-key employee who is still employed on the last day of the plan year regardless as to the number of hours of Service performed during the year and regardless of the employee's level of compensation.

            A Non-Key Employee who is also covered under a defined benefit plan that is part of the same Aggregation Group shall receive his minimum benefit under the defined benefit plan, offset by the actuarially determined value of the minimum contribution made under this Plan.

            If for the Plan Year the Plan becomes a super top-heavy plan, then the denominator of both the defined contribution plan fraction and the defined benefit plan fraction shall be calculated as set forth in Section 14.01 (b) for the limitation year ending in such Plan Year by substituting "1.0" for "1.25" in each place such figure appears.

            The percentage minimum contribution required hereunder shall in no event exceed the percentage contribution made for the Key Employee for whom such percentage is the highest for the Plan Year after taking into account contributions or benefits under other qualified plans in this Plan's aggregation group providing no other defined benefit plan uses the defined contribution plan to satisfy Code
            Section 401 (a) as provided in Section 416(c)(2)(B)(ii) of the Code.

                                   ARTICLE XV

                  SPECIAL PROVISIONS PERTAINING TO TRANSFERS
                 FROM THE RJR NABISCO CAPITAL INVESTMENT PLAN

      Amounts transferred from accounts of the RJR Plan shall be accounted for in accordance with the following rules:

15.01 Amounts transferred from the RJR Plan to this Plan consisting of Participant's "Basic Contribution Account" (as such term was defined in the RJR Plan) attributable to elective deferrals made pursuant to Section 401 (k) of the Code and any earnings attributable to such elective deferrals, shall be credited to such Participant's Basic Contribution Account under this Plan.

15.02 Amounts transferred from the RJR Plan to this Plan consisting of Participant's "Supplemental Pre-Tax Contribution Account" (as such term was defined in the RJR Plan) attributable to elective deferrals made pursuant to Section 401 (k) of the Code and any earnings attributable to such elective deferrals, shall be credited to such Participant's Supplemental Pre-Tax Contribution Account under this Plan.

15.03 Amounts transferred from the RJR Plan to this Plan consisting of a Participant's "Supplemental After-Tax Contribution Account"(as such term was defined in the RJR Plan), shall be credited to such Participant's Supplemental After-Tax Contribution Account under this Plan.

15.04 Amounts transferred from the RJR Plan consisting of a Participant's "Company Contribution Account" as such term was defined in the RJR Plan) attributable to "matching contributions" (as defined under Code Section 401(m)(4)(A)) and any earnings attributable to such matching contributions, shall be credited to such Participant's Company Contribution Account under this Plan.

15.05 Amounts transferred from the RJR Plan consisting of a Participant's "Rollover Account" (as such term was defined in the RJR Plan), shall be credited to such Participant's Rollover Account under this Plan.

15.06 Amounts transferred from the RJR Plan consisting of a Participant's "After-Tax Basic Contribution Account" (as such term was defined in the RJR Plan), shall be credited to such Participant's After-Tax Basic Contribution Account under this Plan.

15.07 All applicable "benefit options" (within the meaning of Section 411(d)(6)(B)(ii) of the Code and the Treasury Regulations thereunder) that are attributable to any amounts transferred from the RJR Plan shall continue to apply with respect to such transferred amounts held under this Plan.

15.08 Any outstanding loan transferred to the Plan from the RJR Plan will continue to be held on the same terms as those contained in the loan agreement between the Participant and the RJR Plan, except that the Plan will be substituted as the obligee of the loan.

15.09 Any unused forfeiture amounts that are attributable to the account of any individual who terminated employment with the Company prior to June 14, 1999 shall be transferred to this Plan and held as unused forfeitures under this Plan.

15.10 The provisions of Section 6.05, relating to the restoration of forfeitures, shall apply to any individual who: (i) was a participant in the RJR Plan, (ii) terminated employment with the Company prior to June 14, 1999, (iii) received a distribution of his vested interest under the RJR Plan, (iv) was re-employed by the Company or any Affiliated Company on or after June 14, 1999 prior to completing five (5) consecutive Breaks in Service (including, for this purpose, any breaks in service that might have occurred under the RJR Plan), and (v) repays the full amount previously distributed to him within five (5) years of the date he is re-employed by the Company or any Affiliated Company.

15.11 All applicable "benefit options" (within the meaning of Section 411(d)(6)(B)(ii) of the Code and the Treasury Regulations thereunder) that are attributable to amounts transferred from the Stella D'Oro Biscuit Co., Inc. 401 (k) Profit Sharing Plan, the Stella D'Oro Biscuit Co., Inc. Profit Sharing Plan, the Cornnuts, Inc. Profit Sharing and Retirement Plan or any other qualified plan from which amounts were transferred to the RJR Plan and subsequently transferred to this Plan pursuant to this ARTICLE XV, shall continue to apply with respect to such transferred amounts held under this Plan.

                               CIP -- COMPENSATION

                            SCHEDULE A - COMPENSATION

I.    The following payments are included as Compensation for all
      Participants:

      -   Basic Salary

      -   Overtime

      -   Shift Premium Pay

      -   Commissions

      -   Sales incentive payments paid in cash

      -   Vacation Pay (except as noted in II)

      - Management Incentive Plan bonus or any similar management bonus if (i) payment is made on a non-deferred basis and (ii), the total aggregate amount of such bonuses do not exceed the regular AIAP award for the plan year and/or the maximum award payable under the AIAP.

      - Compensation deferred pursuant to salary reduction arrangement under Code Sections 401 (k), 125 or, effective as of December 31, 2001, 132(f)(4) to which the Company makes contributions.

      -   Lump Sum payments in lieu of an increase in basic salary.

      -   Payments under the Kraft Incentive Plan

      -   Amounts paid under the Field Operation Incentive Plan

      - Cash denominated awards under the LTIP which are granted in lieu of regular AIAP awards or on a contractually required annual basis.

      -   Salary continuation payments paid in semi-monthly installments

      -   All U.S. based payroll amounts whether or not the employee is U.S.
          based.


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
II.   The following payments are not included as Compensation for
      Participants:

      Any form of compensation not listed in Part I, and specifically excluding the following:

      -   Vacation Pay taken in lieu of vacation

      -   Moving expenses

      -   Housing differential

      -   Bonus or other award payment which have been previously deferred

      -   Change of control bonus

      -   Stay-on/completion bonus

      - Special incentive or bonus payments paid on an irregular or one-time basis unless designated for inclusion by the CEO

      - Commendation Awards, Contest Awards or any other bonus paid on an irregular or one time basis (Nabisco, Inc.)

      - Company contributions under any employee benefit plan (except contributions on account of employee elections to defer salary under Code Sections 401(k), 125 or, effective as of December 31, 2001, 132(f)(4).

      -   Amounts deferred pursuant to the Nabisco Scholastic Savings Plan.


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